UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2010

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2010, Caliper Life Sciences, Inc. (“Caliper” or the “Company”) completed the previously announced sale of its RapidTrace® solid phase extraction and TurboVap®  evaporation product lines (“Specialty Product Lines”) to Biotage LLC (“Biotage”) for approximately $16.5 million in cash (the “Purchase Price”) and assumed liabilities by Biotage of approximately $0.5 million, pursuant to an Asset Purchase Agreement between Caliper and Biotage dated as of May 17, 2010 (the “Purchase Agreement”). The Purchase Price is subject to adjustment based upon the final determination of the working capital associated with the Specialty Product Lines as of the closing date.   Caliper and Biotage have also entered into a three-year toll manufacturing agreement, pursuant to which Caliper will exclusively manufacture and supply the TurboVap and RapidTrace products in amounts requested by Biotage from time to time at prices agreed by the parties. The Purchase Agreement will be filed as an exhibit to Caliper’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2010.

Item 9.01  Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

The unaudited pro forma condensed consolidated financial information set forth below should be read in conjunction with the historical financial statements and related notes of Caliper.  The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of the Specialty Product Lines had occurred on the date indicated or the expected financial position or results of operations of Caliper in the future.  The information includes pro forma adjustments which reflect the dispositions of the Specialty Product Lines.

Due to the timing of the filing of this Current Report on Form 8-K, Caliper has not finalized its accounting for the divestiture described in Item 2.01 in this report including: (i) its determination of the value of goodwill to be allocated to the divested Specialty Product Lines, (ii) the amount of income taxes payable as a result of the transaction, and (iii) other factors which may affect the final amount of gain to be recorded as a result of the divestiture transaction.  The pro forma adjustments in the financial statements related to these areas have been prepared on a preliminary basis based on the information that was available to Caliper at the time the pro forma financial statements were prepared.  Revisions to these preliminary estimates are expected as additional information becomes available and as Caliper finalizes its accounting for the divestiture.

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the sale of the Specialty Product Lines described in Item 2.01 in this report occurred as of March 31, 2010.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and three months ended March 31, 2010 reflect adjustments which are (i) directly attributable to the sale transaction, and (ii) expected to have a continuing impact on Caliper.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 have been presented assuming the sale of the Specialty Product Lines occurred as of January 1, 2009.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited - in thousands)

	As of March 31, 2010
	As Reported	Adjustments(1)		Pro Forma
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$36,411	$16,225	(2)	$52,636
Accounts receivable, net	21,181	(1,687)		19,494
Inventories	12,204	(1,304)		10,900
Prepaid expenses and other current assets	3,348	—		3,348
Total current assets	73,144	13,234		86,378
Property and equipment, net	9,058	—		9,058
Intangible assets, net	23,969	—		23,969
Goodwill	21,011	(2,655	)(3)	18,356
Other assets	320	—		320
Total assets	$127,502	$10,579		$138,081
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,013	$(330)		$4,683
Accrued compensation	5,088	(3)		5,085
Other accrued liabilities	10,022	(28)		9,994
Deferred revenue and customer deposits	12,737	(327)		12,410
Borrowings under credit facility	14,900	—		14,900
Total current liabilities	47,760	(688)		47,072
Long-term obligations	9,125	—		9,125
Stockholders’ equity	70,617	11,267	(4)	81,884
Total liabilities and stockholders’ equity	$127,502	$10,579		$138,081

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)                                To eliminate assets and liabilities of the Specialty Product Lines as of March 31, 2010.

(2)                                To record $16.4 million of total cash consideration received in connection with the sale of the Specialty Product Lines subsequent to March 31, 2010.  The amount received excludes transaction costs of approximately $125,000 and a $150,000 deposit that was received in March 2010 which was already included in Caliper’s cash balance.

(3)                                To eliminate the estimated fair value of goodwill related to the Specialty Product Lines.

(4)                                To record the estimated gain on sale of the Specialty Product Lines, net of estimated taxes of $0.3 million.  The amount and timing of gain recognition is subject to change based upon final assessment of the accounting for the transaction which is expected to be finalized during the second quarter of 2010.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31, 2010
	As Reported	Specialty Adjustments(1)	Toll Manufacturing Adjustments(2)	Pro Forma
Revenues:
Product revenue	$20,367	$(2,221)	$348	$18,494
Service revenue	5,081	(237)	—	4,844
License fees and contract revenue	3,204	—	—	3,204
Total revenue	28,652	(2,458)	348	26,542
Costs and expenses:
Cost of product revenue	10,296	(609)	—	9,690
Cost of service revenue	3,190	(116)	—	3,074
Cost of license revenue	405	—	—	405
Research and development	4,347	—	—	4,347
Selling, general and administrative	10,858	(169)	—	10,689
Amortization of intangible assets	1,254	—	—	1,254
Restructuring charges, net	31	—	—	31
Total costs and expenses	30,381	(890)	—	29,491
Operating loss	(1,729)	(1,568)	348	(2,948)
Interest expense, net	(130)	—	—	(130)
Other expense, net	(351)	—	—	(351)
Provision for income taxes	(8)	—	—	(8)
Net loss	$(2,218)	$(1,568)	$348	(3,437)
Net loss per share, basic and diluted	$(0.04)			$(0.07)
Shares used in computing net loss per common share, basic and diluted	49,479			49,479

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)                                To eliminate revenues and direct expenses of the Specialty Product Lines for the three months ended March 31, 2010.

(2)                                To reflect the revenues that would have been earned under the terms of the Toll Manufacturing Agreement signed in connection with the closing of the Asset Purchase Agreement.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited - in thousands, except per share amounts)

	Year Ended December 31, 2009
	As Reported	Specialty Adjustments(1)	Toll Manufacturing Adjustments(2)	Pro Forma
Revenues:
Product revenue	$86,149	$(8,620)	$1,408	$78,938
Service revenue	31,471	(876)	—	30,595
License fees and contract revenue	12,792	—	—	12,792
Total revenue	130,412	(9,496)	1,408	122,325
Costs and expenses:
Cost of product revenue	49,636	(2,619)	—	47,017
Cost of service revenue	21,398	(519)	—	20,879
Cost of license revenue	1,487	—	—	1,487
Research and development	17,881	—	—	17,881
Selling, general and administrative	44,886	(671)	—	44,215
Amortization of intangible assets	6,589	—	—	6,589
Restructuring charges, net	739	—	—	739
Total costs and expenses	142,616	(3,809)	—	138,807
Operating loss	(12,204)	(5,687)	1,408	(16,483)
Interest expense, net	(681)	—	—	(681)
Gain on divestitures	4,942	—	—	4,942
Other income, net	(63)	—	—	(63)
Provision for income taxes	(219)	—	—	(219)
Net loss	$(8,225)	$(5,687)	$1,408	$(12,504)
Net loss per share, basic and diluted	$(0.17)			$(0.26)
Shares used in computing net loss per common share, basic and diluted	48,896			48,896

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)        To eliminate revenues and direct expenses of the Specialty Product Lines for the fiscal year ended December 31, 2009.

(2)        To reflect the revenues that would have been earned under the terms of the Toll Manufacturing Agreement signed in connection with the closing of the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

May 27, 2010	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and Chief Financial Officer